Exhibit 10.13

First NBC Bank Holding Company

210 Baronne Street

New Orleans, LA 70112

November 8, 2011

Castle Creek Capital Partners IV, L.P.

6051 El Tordo

Rancho Santa Fe, CA 92091

Dear Sir/Madam:

Reference is made to (i) the Securities Purchase Agreement by and between First NBC Bank Holding Company, a Louisiana corporation (the “Corporation”), and Castle Creek Capital Partners IV, L.P., a Delaware limited partnership (the “VCOC Investor”), dated as of June 29, 2011 (the “Securities Purchase Agreement”), pursuant to which the VCOC Investor agreed to purchase from the Corporation shares of its common stock, par value $1.00 per share (the “Common Stock”), and shares of its Series C Preferred Stock, no par value per share (the “Preferred Stock” and, together with the Common Stock, the “Stock”), and (ii) the letter agreement between the Corporate and the VCOC Investor, dated as of June 29, 2011 (the “Original VCOC Letter”), pursuant to which the Corporation granted the VCOC Investor rights similar to those in this letter agreement. This letter agreement is intended to amend and restate the Original VCOC Letter. Capitalized terms used herein without definition shall have the respective meanings in the Securities Purchase Agreement.

For good and valuable consideration acknowledged to have been received, the Corporation hereby agrees that for so long as the VCOC Investor, directly or through one or more affiliates, continues to hold any shares of Stock (or other securities of the Corporation into which such shares of Stock may be converted or for which such shares of Stock may be exchanged), without limitation or prejudice of any the rights provided to the VCOC Investor under the Securities Purchase Agreement or any other agreement or otherwise, the Corporation shall:

•

(i) For so long as the VCOC Investor and its affiliates own at least 81,632 shares of Common Stock (the “Board Representative Threshold”), provide the VCOC Investor with the right to appoint at least one (1) director (a “Director”) to the Board of Directors of the Corporation (the “Board”), which Director shall be reasonably acceptable to the Corporation and (ii) at any time the VCOC Investor does not have the right to appoint a Director pursuant to clause (i) above, the right to designate one board observer (“Observer”), which Observer shall be reasonably acceptable to the Corporation, who will be entitled to attend all meetings of the Board and receive materials distributed to the members of the Board;

Castle Creek Capital Partners IV, L.P.

November 8, 2011

•	Provide the VCOC Investor or its designated representative with:

(i) the right to visit and inspect any of the offices and properties of the Corporation and its subsidiaries and inspect the books and records of the Corporation and its subsidiaries, at such times as the VCOC Investor shall reasonably request but not more frequently than once per calendar quarter;

(ii) as soon as available to all shareholders, consolidated balance sheets and statements of income and cash flows of the Corporation and its subsidiaries as of the end of each quarter of each fiscal year, prepared in conformity with GAAP (except that the financial statements prepared at the end of each calendar quarter may not contain all footnotes required under GAAP), and with respect to each fiscal year end statement, together with an auditor’s report thereon of a firm of established national reputation; and

(iii) to the extent the Corporation or any of its subsidiaries is required by law or pursuant to the terms of any outstanding indebtedness of the Corporation or any subsidiary to prepare such reports, any annual reports, quarterly reports and other periodic reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 or otherwise, actually prepared by the Corporation or subsidiary as soon as available;

provided that, in each case, if the Corporation makes the information described in clauses (ii) and (iii) of this bullet point available through public filings on the EDGAR system or any successor or replacement system of the U.S. Securities and Exchange Commission, the delivery of the information shall be deemed satisfied by such public filings.

•	Make appropriate officers and directors of the Corporation, and its subsidiaries, available periodically and at such times as reasonably requested by the VCOC Investor for consultation with the VCOC Investor or its designated representative, but not more frequently than once per calendar quarter, with respect to matters relating to the business and affairs of the Corporation and its subsidiaries; and

•	If the VCOC Investor’s regular outside counsel determines in writing that other rights of consultation are reasonably necessary under applicable legal authorities promulgated after the date of this agreement to preserve the qualification of VCOC Investor’s investment in the Corporation as a “venture capital investment” for purposes of the United States Department of Labor Regulation published at 29 C.F.R. Section 2510.3-101(d)(3)(i) (the “Plan Asset Regulation”) the Corporation agrees to cooperate in good faith with the VCOC Investor to amend to this letter agreement to reflect such other rights that are mutually satisfactory to the Corporation and the VCOC Investor and consistent with the Federal Reserve Policy Statement on Equity Investments in Banks and Bank Holding Companies; provided that such consultation rights shall be limited to once per calendar quarter.

In the event that the Corporation at any time effects a division of Common Stock into a greater number of shares (by stock split, reclassification, dividend-in-kind or otherwise), or in the event the outstanding Common Stock are combined or consolidated, by reclassification, reverse

Castle Creek Capital Partners IV, L.P.

November 8, 2011

stock split or otherwise, into a lesser number of shares of Common Stock, then the Board Representative Threshold in effect immediately prior to such event will, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate.

The Corporation agrees to consider, in good faith, the recommendations of the VCOC Investor or its designated representative in connection with the matters on which it is consulted as described above, recognizing that the ultimate discretion with respect to all such matters shall be retained by the Corporation.

The VCOC Investor agrees, and will require each designated representative of the VCOC Investor to agree, to hold in confidence and not use or disclose to any third party (other than its legal counsel and accountants) any confidential information provided to or learned by such party in connection with the VCOC Investor’s rights under this letter agreement except as may otherwise be required by law or legal, judicial or regulatory process, provided that the VCOC Investor takes reasonable steps to minimize the extent of any such required disclosure.

In the event the VCOC Investor transfers all or any portion of its investment in the Corporation to an affiliated entity (or to a direct or indirect wholly-owned conduit subsidiary of any such affiliated entity) that is intended to qualify as a venture capital operating company under the Plan Asset Regulation, such affiliated entity shall be afforded the same rights that the Corporation has afforded to the VCOC Investor hereunder and shall be treated, for such purposes, as a third party beneficiary hereunder.

This letter agreement and the rights and the duties of the parties hereto shall be governed by, and construed in accordance with, the laws of the State of Louisiana and may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

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FIRST NBC BANK HOLDING COMPANY

By:	/s/ Ashton J. Ryan, Jr.
Name: Ashton J. Ryan, Jr.
Title: President & CEO

Agreed and acknowledged as of the date first above written:

CASTLE CREEK CAPTAL PARTNERS IV, L.P.

By: Castle Creek Capital IV LLC, its general partner

By:	/s/ Mark Merlo
Name: Mark Merlo
Title: Principal

[Signature Page to VCOC Letter]